UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 2, 2013

Atlas Financial Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-54627

CAYMAN ISLANDS	27-5466079
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

150 NW POINT BOULEVARD	60007
Elk Grove Village, IL	(Zip Code)
(Address of principal executive offices)

 Registrant’s telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On May 2, 2013, Atlas Financial Holdings ("Atlas") elected an additional independent director, John T. Fitzgerald, to Atlas' Board. Mr. Fitzgerald will serve on Atlas' Audit Committee.

As an Independent Director, Mr. Fitzgerald will receive the same compensation as other Independent Directors, which is described in the section entitled "EXECUTIVE COMPENSATION" in Atlas' Proxy Statement filed with the Securities and Exchange Commission on May 7, 2013.
There are no arrangements or understandings between Mr. Fitzgerald and any other persons pursuant to which he was selected as a director. In addition, Mr. Fitzgerald is not a party to any transaction with Atlas that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure
On May 7, 2013, Atlas issued a press release announcing the appointment of Mr. Fitzgerald to Atlas’ Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits
Exhibit 99.1 News Release dated May 7, 2013 - Atlas Financial Appoints John T. Fitzgerald to Its Board of Directors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
/s/ Paul A. Romano By: Paul A. Romano (Vice President and Chief Financial Officer)
May 7, 2013